QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Joint Proxy Statement/Prospectus of the Registration Statement on Form S-4 of Choicetel Communications, Inc. of our report dated March 14, 2002 except for the last paragraph of Note 7 for which the date is April 22, 2002 relating to the consolidated financial statements of Choicetel Communications, Inc. which appears in such Prospectus by reference. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Schechter Dokken Kanter
Andrews & Selcer Ltd.

Minneapolis, Minnesota
April 23, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS